Exhibit 99.1
FOR IMMEDIATE RELEASE
February 27, 2009
Contact info:
Ali Alavi
Vice President
Horsehead Holding Corp.
724.773.2212
Horsehead Announces Record Date and Annual Shareholder Meeting Date
Pittsburgh, PA — Horsehead Holding Corp. (NASDAQ: ZINC), a leading U.S. producer of zinc metal and zinc oxide and among the world’s largest recyclers of electric arc furnace (EAF) dust and other zinc-bearing materials, announced today that it will hold its annual shareholder meeting in Chicago, IL on May 14, 2009. The record date for purposes of shares to be voted is April 1, 2009.
Horsehead Holding Corp. (NASDAQ: ZINC) is a leading U.S. producer of specialty zinc and zinc-based products. Headquartered in Pittsburgh, PA, Horsehead employs over 1,000 people and has six facilities throughout the U.S. Visit www.horsehead.net for more information.
Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future prospects, operating plans, business strategy, commercial relationships and financial performance. Statements that contain words such as “ will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of the Company. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of the Company could differ materially from those described in this release. Among the factors that could cause plans, actions and results to differ materially from the Company’s current expectations include those factors identified under Part II, Item 1A. “Risk Factors” in Horsehead’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.